UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 30, 2018

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31826	42-1406317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 725-4477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 8.01.	OTHER EVENTS.

Filed as Exhibit 99.1 and Exhibit 99.2 herewith, respectively, are (a) the unaudited consolidated financial statements of New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York) (“Fidelis”) as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 and (b) the unaudited pro forma condensed combined financial information of Centene Corporation (the “Company”) for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018, to illustrate the estimated effects of the previously announced acquisition by the Company of certain assets of Fidelis and the related financing transactions.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The unaudited consolidated financial statements of Fidelis as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro forma Financial Information.

The Company’s unaudited pro forma condensed combined financial information and explanatory notes for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018, are attached as Exhibit 99.2 hereto and incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited consolidated financial statements of Fidelis as of March 31, 2018 and for the three months ended March 31, 2018 and 2017

99.2	Unaudited pro forma condensed combined financial information and explanatory notes for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke
Executive Vice President & Chief Financial Officer

Date: April 30, 2018